LIMITED POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that I,
Anthony B. Helfet, the undersigned, of 109
Oak Avenue, Kentfield, California 94904, hereby make, constitute and appoint Steven F.
Crooke or, in the alternative, Jerry W.
Fanska, each of Layne Christensen Company,
1900 Shawnee Mission Parkway, Mission Woods,
Kansas, my true and lawful attorney-in-fact for me and in my name, place, and stead giving severally unto said Mr. Crooke and Mr.
Fanska full power to execute and to file with the Securities and Exchange Commission
("SEC") as my attorney-in-fact, any and all SEC Forms 3, 4, 5 or 144 required to be filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, in connection with my beneficial ownership of equity securities of Layne
Christensen Company.

        The rights, powers, and authority of
said attorney-in-fact herein granted shall commence and be in full force and effect as of the date hereof, and such rights, powers, and authority shall remain in full force and effect for as long as the undersigned is subject to the reporting requirements of
Section 16 or until revoked in writing by the undersigned, whichever first occurs.

        IN WITNESS WHEREOF, the undersigned
as executed this Limited Power of Attorney as of this 31 day of March, 2004.



                           /s/ Anthony B. Helfet
                           ---------------------
                              (Signature)


State of California     )
                        ) ss.
County of San Francisco )

On this 31st day of March, 2004, before me a notary public in and for said state, personally appeared Anthony B. Helfet, to me personally known, who being duly sworn, acknowledged that he had executed the foregoing instrument for purposes therein mentioned and set forth.


                               /s/ Ramnoa Willis
                               ------------------
  [SEAL]                         Notary Public


My Commission Expires:

9-23-2006
----------
 (Date)